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                                                                    Exhibit 10.6


                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Agreement") is dated as of February 29, 2000, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association ("Bank of America") with an office at 231 South LaSalle Street, Chicago, Illinois 60697, as a Lender and as agent for the Lenders (in its capacity as agent, the "Agent"), and WEIRTON STEEL CORPORATION, a Delaware corporation, with offices at 400 Three Springs Drive, Weirton, West Virginia 26062-4989 (the "Borrower").

                                    RECITALS

         A. The Borrower, the Agent, and the Lenders are parties to a Loan and Security Agreement dated as of October 29, 1999 (as amended, restated, modified, substituted, extended, and renewed from time to time, the "Financing Agreement"). The Financing Agreement provides for some of the agreements between the Borrower, the Agent and the Lenders in respect of the "Loans" (as defined in the Financing Agreement), consisting of advances under a Revolving Line of Credit Facility of up to $100,000,000.

         B. The parties wish to amend certain provisions of the Financing Agreement to reflect the parties' respective agreements.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower, the Agent and the Lenders agree as follows:

         1. The Borrower, the Agent and the Lenders agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

         2. The Borrower represents and warrants to the Lender as follows:

                  (a) The Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule 8.3 as of the Closing Date, which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except for those jurisdictions where failure to do so shall not have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property.

                  (b) The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to



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the Agent Lens upon and security interests in the Collateral. The Borrower has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrower or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of the Borrower or any of its Subsidiaries.

                  (c) The Financing Agreement, as amended by this Agreement, and each of the other Financing Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms without defense, setoff or counterclaim except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and except as such enforceability may be limited by principles of equity generally, whether a suit is brought at law or in equity.

                  (d) All of the Borrower's representations and warranties contained in the Financing Agreement and the other Financing Documents are true and correct on and as of the date of the Borrower's execution of this Agreement.

                  (e) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents.

         3. In Section 1.1, the definition of "Eligible Inventory" is hereby amended to read as follows:

                  "Eligible Inventory" means Inventory, valued at the lower of cost (on a first-in first-out basis) or market, that constitutes raw materials, work-in-process and first quality finished goods and that, unless the Agent otherwise elects: (a) is not, in the Agent's reasonable opinion, obsolete, slow moving, or unmerchantable; (b) is located at premises owned by the Borrower or on premises otherwise reasonably acceptable to the Agent, provided, however, that Inventory located on premises leased to the Borrower shall not be Eligible Inventory unless the Borrower shall have delivered to the Agent a written waiver, duly executed on behalf of the appropriate landlord and in the form attached to this Agreement as EXHIBIT G or otherwise in form and substance acceptable to the Agent, of all Liens which the landlord for such premises may be entitled to assert against such Inventory, and provided, further, that Inventory that is the subject of merchandise Letters of Credit and in transit will be considered by the Agent for inclusion among the Eligible Inventory if the Agent is reasonably satisfied that all documents of title necessary to secured possession of the subject Inventory upon



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         delivery and upon payment under the applicable Letter of Credit are in the possession and control of the Agent; (c) upon which the Agent for the benefit of the Lenders has a first priority perfected security interest; (d) is not spare parts, packaging and shipping materials, supplies, bill-and-hold Inventory, returned or defective Inventory, or Inventory delivered to the Borrower on consignment; and (e) the Agent, in the exercise of its reasonable commercial discretion, deems eligible as the basis for revolving loans based on such collateral and credit criteria as the Agent may from time to time establish. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory. By way of clarification, and not limitation, of the foregoing, Eligible Inventory, and the value thereof, shall not include standard costing reserves on raw materials, work-in-process and finished goods; supplies; inventory over one (1) year old; non-consumable by-products; estimated values of fuel oil and gas; and outside storage reserves equal to 1 month of outside storage costs.

         4. Section 2.2(a) of the Financing Agreement is hereby amended in its entirety as follows:

                  (a) Subject to the satisfaction of the conditions precedent set forth in ARTICLE X (Conditions of Lending), each Lender severally agrees, upon the Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower, in amounts not to exceed (except for Bank of America with respect to Non-Ratable Loans and except for the Agent with respect to Agent Advances) such Lender's Pro Rata Share of the least of (x) the Borrower's Availability and (y) the Maximum Revolver Amount minus the Aggregate Revolver Outstandings and (z) fifty percent (50%) of value of the Inventory of the Borrower as reflected on the consolidated financial statements of the Borrower minus the Aggregate Revolver Outstandings. The Lenders, however, in their discretion, may elect to make Revolving Loans or participate (as provided for in Section 2.3(f) (Participations)) in the Letters of Credit in excess of the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount or the Availability or to be obligated to exceed such limits on any other occasion. If Availability is zero ($0) or less (or would be zero ($0) or less after giving effect to Pending Revolving Loans), the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such deficiency has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i) (Agent Advances). Any amount by which the Aggregate Revolver Outstandings exceed (x) the Borrower's Availability or (y) the Maximum Revolver Amount or (z) fifty percent (50%) of value of the Inventory of the Borrower as reflected on the consolidated financial statements of the Borrower shall be due and payable on demand by the Agent in the exercise of its sole and absolute discretion from time to time or at the direction of the Majority Lenders.



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         5. The proviso at the end of Section 2.2(g)(i) of the Loan Agreement is
hereby amended to read as follows:

         ...provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Availability on such date or cause the Aggregate Revolver Outstandings to exceed the lesser of the Maximum Revolver Amount or fifty percent (50%) of value of the Inventory of the Borrower as reflected on the consolidated financial statements of the Borrower.

         6. Section 2.2(h)(i) of the Loan Agreement is hereby amended to read as follows:

                                     (i) In the event the Agent shall elect,
         with the consent of Bank of America, to have the terms of this subsection Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), Bank of America shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by Bank of America pursuant to this subsection (i) being referred to as a "Non-Ratable Loan" and such Revolving Loans being referred to collectively as "Non-Ratable Loans") available to the Borrower on the Funding Date applicable thereto by transferring same day funds to an account of the Borrower, designated in writing by the Borrower and acceptable to the Agent. Each Non-Ratable Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to Bank of America solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request Bank of America to make any Non-Ratable Loan if (A) the Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in ARTICLE X will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date or cause the Aggregate Revolver Outstandings to exceed the lesser of the Maximum Revolver Amount or fifty percent (50%) of value of the Inventory of the Borrower as reflected on the consolidated financial statements of the Borrower. Bank of America shall not otherwise be required to determine whether the applicable conditions precedent set forth in ARTICLE X have been satisfied or the requested Borrowing would exceed the Availability or cause the Aggregate Revolver Outstandings to exceed the lesser of the Maximum Revolver Amount or fifty percent (50%) of value of the Inventory of the Borrower as reflected on the consolidated financial statements of the Borrower on the Funding Date applicable thereto prior to making, in its sole discretion, any Non-Ratable Loan.

         7. Clause (C) of Section 2.2(i)(i) of the Loan Agreement is hereby amended to read as follows:

         ...(C) the Aggregate Revolver Outstandings would exceed the lesser of the Maximum Revolver Amount or fifty percent (50%) of value of the Inventory of



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         the Borrower as reflected on the consolidated financial statements of the Borrower

         8. Section 10.2(b) of the Loan Agreement is hereby amended to read as follows:

                  (b) Availability. Without implying any limitation on the provisions of Section 9.12 (Minimum Availability), the amount of the Availability shall be sufficient to make such Revolving Loan without exceeding the Availability and the amount of such Revolving Loan shall not cause the Aggregate Revolver Outstandings to exceed the lesser of the Maximum Revolver Amount or fifty percent (50%) of value of the Inventory of the Borrower as reflected on the consolidated financial statements of the Borrower, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing Bank of America for such Lenders' Pro Rata Share of any Non-Ratable Loan Advance as provided in Section 2.2(h) (Making of Non-Ratable Loans) or the Agent for such Lenders' Pro Rata Share of any Agent Advance as provided in Section 2.2(i) (Agent Advances) and provided further, that the Agent shall be entitled to rely on the Borrower's Borrowing Base Certificate in determining whether such conditions have been met.

         9. Clause (i) of Section 13.3 of the Loan Agreement is hereby amended to read as follows:

                           (i) increase the Maximum Revolver Amount and Unused Letter of Credit Subfacility or allow the Aggregate Revolver Outstandings to exceed fifty percent (50%) of value of the Inventory of the Borrower as reflected on the consolidated financial statements of the Borrower;

         10. The Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Financing Agreement, as amended hereby, including, without limitation, the security interests, collateral assignments and mortgages and other Liens granted therein. The Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

         11. The Borrower shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Agent and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Agent's counsel and all recording fees, taxes and charges.

         12. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and taken together shall constitute but one and the same instrument. The parties agree that their respective signatures may be delivered by facsimile. Any party who chooses to deliver its signature by facsimile agrees to provide a counterpart of this Agreement with its inked signature promptly to each other party.

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                                Signature Page to
                               First Amendment to
                           Loan and Security Agreement
                             dated February 29, 1999

         IN WITNESS WHEREOF, the Borrower, the Agent, and the Lenders have executed this Agreement under seal as of the date and year first written above.

                                    "BORROWER"

                                    WEIRTON STEEL CORPORATION

                                    By: /s/ Narendra M. Pathipati
                                       -----------------------------------------
                                       Name: Narendra M. Pathipati
                                       Title: Senior Vice President


                                    "AGENT"

                                    Bank of America, National Association, as the Agent

                                    By: /s/ Thomas F. Karlov
                                       -----------------------------------------
                                       Thomas F. Karlov
                                       Vice President


                                    "LENDERS"

Commitment: $100,000,000            Bank of America, National Association, as a
                                    Lender

                                    By: /s/ Thomas F. Karlov
                                       -----------------------------------------
                                       Thomas F. Karlov
                                       Vice President




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